UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1399 Franklin Avenue, Suite 100, Garden City, New York 11530

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

AIG Refinancing:

On August 5, 2022 (the “Closing Date”), certain indirect subsidiaries (collectively, the “Borrowers”) of GTJ REIT, Inc., a Maryland corporation (the “Company”), refinanced the current outstanding debt on certain properties (the “AIG Refinancing”) by entering into new loan agreements (collectively the “Loan Agreements”) with AIG Asset Management (U.S.), LLC, as administrative agent (the “Administrative Agent”), and the other lenders from time to time party thereto (collectively, the “Lenders”).  The Loan Agreements provide for secured loans in the aggregate principal amount of $225 million (collectively, the “AIG Loans”), consisting of a loan secured by certain properties in New York in the principal amount of $144.3 million and a loan secured by certain properties in Connecticut and New Jersey in the principal amount of $80.7 million.

The Loan Agreements require the Borrowers to make monthly interest-only payments at the rate of 4.63% per annum with the entire principal balance plus any accrued and unpaid interest due and payable on September 1, 2032.  Subject to certain conditions, the Borrowers may prepay the outstanding loan amounts in whole on or after September 1, 2025, by providing advance notice of prepayment to the Lenders and remitting a prepayment premium equal to the greater of 1% of the then outstanding principal amount of the AIG Loans or the then present value of the AIG Loans as well as by prepaying all other outstanding cross-collateralized loans.  The Borrowers’ obligations to pay the principal, interest and other amounts under the AIG Loans are evidenced by certain secured promissory notes executed by the Borrowers. The AIG Loans are secured by certain mortgages encumbering 25 properties in New York, New Jersey and Connecticut.

The Loan Agreements include representations, warranties, affirmative and negative covenants and other provisions customary for agreements of this nature.  The Loan Agreements also include customary events of default, including, among others, principal and interest payment defaults, breaches of affirmative or negative covenants, judgment defaults, and cross defaults to certain other collateralized loan documents.  In the event of default, the rate of interest on the AIG Loans will increase to the greatest of (i) 12% per annum, (ii) a per annum rate equal to 4% over the published prime rate, or (iii) a per annum rate equal to 5% over the original interest rate, all subject to applicable laws.  Upon the occurrence of an event of default, the Lenders may avail themselves of various customary remedies under the Loan Agreements and other agreements executed in connection therewith or applicable law, including realizing on the real property collateral.

The Company executed certain Guaranty Agreements in favor of the Administrative Agent for the benefit of the Lenders under which the Company agreed to guaranty the Borrowers’ obligations under the Loan Agreements.  In connection with the AIG Loans, GTJ Realty, LP, a Delaware limited partnership (the “Operating Partnership”), also executed certain Pledge and Security Agreements in favor of the Administrative Agent for the benefit of the Lenders. The parties also entered into various ancillary agreements and instruments to facilitate the financing transaction.

Secured Revolving Credit Facility:

On the Closing Date, the Operating Partnership entered into a First Amendment (the “First Amendment”) to the First Amended and Restated Credit Agreement, dated October 22, 2021 (the “Amended and Restated Credit Agreement”), with Keybank National Association, as agent and lender (“Key Bank”), First Financial Bank, as lender, and the Company and certain direct and indirect subsidiaries of the Company as guarantors.  The First Amendment amended the First Amended and Restated Credit Agreement to, among other things, (i) increase the amount available under the revolving line of credit facility (the “Revolver”) from $10 million to $40 million, (ii) extend the maturity date of the Revolver from October 22, 2024 to August 5, 2025, (iii) extend the maturity date of the term loan facility (the “Term Loan”) from October 22, 2025 to August 5, 2026, (iv) replace the interest rate option based on the London Interbank Offered Rate (“LIBOR”) with interest rate options based on the Secured Overnight Financing Rate (“SOFR”), including term SOFR and daily simple SOFR, and (v) add certain subsidiaries of the Operating Partnership as guarantors, and mortgages encumbering properties owned by such subsidiaries as collateral.

As amended by the First Amendment, the Amended and Restated Credit Agreement provides for a $90 million senior secured credit facility (the “Credit Facility”), consisting of (i) a $40 million Revolver, with an initial term of three years from the Closing Date and two one-year extension options, subject to certain other customary conditions and (ii) a $50 million Term Loan, with an initial term of four years from the Closing Date and a one-year extension option and subject to certain other customary conditions, which was funded in a single advance on October 22, 2021.  The amount available under the Revolver will be reduced to a maximum of $70 million upon the disposition and release of certain encumbered properties as collateral.

As amended by the First Amendment, loans drawn down by the Operating Partnership under the Credit Facility must specify, at the Operating Partnership’s option, whether they are base rate loans, daily simple SOFR rate loans or term SOFR rate loans.  Borrowings under the Credit Facility bear interest at a rate equal to, at the Operating Partnership’s option, either (1) daily simple SOFR plus 0.1% (but in no case shall the rate be less than zero), (2) term SOFR plus 0.1% (but in no case shall the rate be less than zero) (“Adjusted Term SOFR”), or (3) a base rate determined by reference to the greatest of (a) the fluctuating annual rate of interest announced from time to time by Key Bank as its “prime rate,” (b) 0.50% above the federal funds effective rate, (c) Adjusted Term SOFR for a one month tenor plus 1.0% and (d) 1.0%, and in each case of clauses (1), (2) and (3), plus an applicable margin, depending upon the overall leverage of the properties and whether the loan is under the Revolver or Term Loan facilities.  Base rate loans and SOFR rate loans may be converted to loans of the other type, subject to certain conversion conditions.

Use of Proceeds and Assignment of Note:

As described in Item 1.02 below, the proceeds of the AIG Refinancing and First Amendment transactions were used to pay the outstanding indebtedness and certain prepayment penalties under the prior Loan Agreements, dated as of February 20, 2015 (the “Prior AIG Loan Agreements”), with American General Life Insurance Company, the Variable Annuity Life Insurance Company, the United States Life Insurance Company in the City of New York, American Home Assurance Company and Commerce and Industry Insurance Company.  Following such repayments, the Company intends to apply the net proceeds of approximately $22 million to fund acquisitions of additional assets as well as its working capital and general corporate needs.

In connection with the AIG Refinancing and First Amendment transactions, a promissory note in the aggregate principal amount of $38.0 million (the “Prior AIG Note”), which was executed pursuant to the Prior AIG Loan Agreements and secured by certain mortgages encumbering properties in New York, was assigned to Key Bank in order to increase the amount of the Revolver, as discussed above.  In connection with the closing of the First Amendment, the Prior AIG Note was converted into a revolving note under the Revolver.  As of August 5, 2022, outstanding borrowings under the Revolver were $40.0 million.

The foregoing descriptions of the Loan Agreements, First Amendment and other related agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements.  [Copies of the Loan Agreements and the First Amendment are filed hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference herein.]  These agreements contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;

•	may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and

•	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 1.02  Termination of a Material Definitive Agreement.

On the Closing Date, the Borrowers paid (i) approximately $233.1 million in outstanding indebtedness under the Prior AIG Loan Agreements, thereby paying off and terminating such agreements and (ii) approximately $5.1 million in prepayment premiums in connection with the outstanding indebtedness repayment.  The material terms of the Prior AIG Loan Agreements are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2015.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Loan Agreement (NY Loan), dated as of August 5, 2022.
10.2	Loan Agreement (CT/NJ Loan), dated as of August 5, 2022.
10.3	First Amendment to First Amended and Restated Credit Agreement, Note Assumption, Consolidation and Modification Agreement and Amendment to Other Loan Documents, dated as of August 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc. By: /s/ Louis Sheinker Louis Sheinker President and Chief Operating Officer

Date: August 10, 2022